Exhibit 23




                       CONSENT OF PRICEWATERHOUSECOOPERS LLP



The Board of Directors
Marketing Services Group, Inc.

     We hereby consent to the incorporation by reference in the registration statements on Form S-4 (No. 333-85233), Form S-3 (No. 333-30969) and Forms S-8 (No. 333-30839 and No. 333-82541) of Marketing Services Group, Inc. and
Subsidiaries, of our report dated September 24, 1999, relating to the consolidated financial statements and financial statement schedule which appears in this Form 10-K.

                                                 /s/ PricewaterhouseCoopers LLP

New York, New York
October 5, 1999